Filed pursuant to Rule 424(b)(3)
                                                       Registration No. 333-9898

                               KENMAR GLOBAL TRUST

                          SUPPLEMENT DATED JULY 8, 2002
                                       TO
                     THE PROSPECTUS AND DISCLOSURE DOCUMENT
                              DATED APRIL 30, 2002

     This Supplement updates certain Commodity Futures Trading Commission required information contained in the Kenmar Global Trust Prospectus and Disclosure Document dated April 30, 2002. All capitalized terms used in this Supplement have the same meaning as in the Prospectus unless specified otherwise. Prospective investors should review the contents of both this Supplement and the Prospectus carefully before deciding whether to invest in the Fund.

                               * * * * * * * * * *

     All information in the Prospectus is hereby restated, except as updated hereby.

                           --------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
   THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.


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                       PERFORMANCE OF KENMAR GLOBAL TRUST

     This Supplement revises and updates the subsection entitled "Background and Principals" under the section entitled "Kenmar Advisory Corp." found on page 21 of the Prospectus as follows:

     Mr. Thomas J. DiVuolo resigned effective June 28, 2002. His duties have been assumed by Kenmar personnel. Accordingly, the paragraph regarding Mr. DiVuolo is deleted.

                  [Remainder of page left blank intentionally.]


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


                        ACKNOWLEDGMENT OF RECEIPT OF THE
                KENMAR GLOBAL TRUST SUPPLEMENT DATED JULY 8, 2002
                                     TO THE
             PROSPECTUS AND DISCLOSURE DOCUMENT DATED APRIL 30, 2002

     The undersigned hereby acknowledges that the undersigned has received a copy of the Kenmar Global Trust Supplement dated July 8, 2002 to the Prospectus and Disclosure Document dated April 30, 2002.


INDIVIDUAL SUBSCRIBERS:                              ENTITY SUBSCRIBERS:


--------------------------                           ---------------------------
                                                           (Name of Entity)

--------------------------                           By:
Signature of Subscriber(s)                              ------------------------

                                                     Title:
                                                           ---------------------
                                                           (Trustee, partner or
                                                            authorized officer)

Dated: ____________, 2002


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